KEVIN JONES
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

The undersigned, KEVIN JONES, hereby makes, constitutes and appoints each of
Lisa H. Kwon and Jenna N. Lo, or either of them acting singly, so long as acting in their respective capacities as securities counsel for the Company (as defined below), as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

       (1) prepare, execute, acknowledge, deliver and file the Form ID to be filed with the United States Securities and Exchange Commission (the"SEC"),
including amendments thereto, and any other documents necessary or appropriate to obtain a (i) Central Index Key Code, (ii) CIK Confirmation Code, (iii)
Password, (iv) Password Modification Code or (v) any other codes, passwords and passphrases as are required or appropriate to permit the undersigned to make electronic filings with the SEC;

      (2)  prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of Herbalife
Nutrition Ltd., a Cayman Islands exempted company with limited liability (the
"Company"), required to be filed with or submitted to the SEC, any national securities exchange or similar authority and the Company pursuant to Section
16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"), and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

      (3)  seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers and employee benefit plan administrators and trustees, and the undersigned hereby authorizes and approves any such release of information; and

      (4)  perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on
behalf of the undersigned in connection with the foregoing.

      The undersigned acknowledges that:

      (1)  this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

      (2)  any documents prepared and/or executed by either such attorney-in-
fact on behalf of the undersigned pursuant to this

Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

      (3)  neither the Company nor either such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to

comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the Exchange Act; and

      (4)  this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the

undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

      The undersigned hereby gives and grants each of the foregoing attorneys-
in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms

3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of this 1 day of March, 2021.

                           /s/ Kevin Jones
                           --------------------
                            KEVIN JONES